Exhibit 99.1

Insulet Reports Third Quarter 2023 Revenue Increase of 27%
Year-Over-Year (25% Constant Currency1)

Raised Full Year Revenue Guidance to a Range of 26% to 27%, including Total Omnipod of 29% to 30%

ACTON, Mass. - November 2, 2023 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months ended September 30, 2023.

Third Quarter Financial Highlights:

•Third quarter 2023 revenue of $432.7 million, up 27.0%, or 25.1% in constant currency1, compared to $340.8 million in the prior year
◦Total Omnipod revenue of $422.0 million, an increase of 29.4%, or 27.5% in constant currency
◦U.S. Omnipod revenue of $320.6 million, an increase of 34.6%
◦International Omnipod revenue of $101.4 million, an increase of 15.2%, or 8.0% in constant currency
◦Drug Delivery revenue of $10.7 million, a decrease of 27.2%
•Gross margin of 67.8%, up 1,250 basis points, compared to gross margin of 55.3% in the prior year. Adjusted gross margin1 of 67.3%, up 120 basis points, excludes income of $1.9 million associated with the voluntary medical device correction (MDC) notices issued in 2022. Adjusted gross margin in the prior year of 66.1% excludes a charge of $36.8 million associated with the voluntary MDC notices.
•Operating income of $54.8 million, or 12.7% of revenue, up 1,180 basis points compared to operating income of $2.9 million, or 0.9% of revenue, in the prior year. Adjusted operating income1 of $52.9 million, or 12.2% of revenue, up 60 basis points, excludes income of $1.9 million noted above. Adjusted operating income in the prior year of $39.7 million, or 11.6% of revenue, excludes the charge of $36.8 million noted above.
•Net income of $51.9 million, or $0.74 per diluted share, compared to net loss of $5.2 million, or $(0.08) per diluted share, in the prior year. Adjusted net income1 of $50.0 million, or $0.71 per diluted share, excludes income of $1.9 million noted above. Adjusted net income in the prior year of $31.6 million, or $0.45 per diluted share, excludes the charge of $36.8 million noted above
•Adjusted EBITDA1 of $82.8 million, or 19.1% of revenue, compared to $62.8 million, or 18.4% of revenue, in the prior year

Recent Strategic Highlights:

•Received FDA 510(k) clearance for the Omnipod 5 iOS App and expect to begin a U.S. limited market release in early 2024
•Planning for U.S. limited market release of Omnipod 5 integrated with Dexcom’s G7 sensor in early 2024
•Launched U.S. commercial pilot program for Omnipod GO™, the Company's basal-only Pod
•Commercially launched Omnipod 5 in Germany, our second European Omnipod 5 launch, with the intent to launch Omnipod 5 more broadly across Europe starting in 2024
1 See description of non-GAAP financial measures contained in this release.

•Omnipod 5 pivotal extension data for children, adolescents and adults with type 1 diabetes published in Diabetes Technology and Therapeutics demonstrating safety and improved outcomes with two years of system use2
•'Psychosocial and Glycemic Benefits for Insulin-Using Adults With Type 2 Diabetes After Six Months of Omnipod DASH® Therapy' published in Journal of Diabetes Science and Technology demonstrating Omnipod DASH is improving diabetes management within the type 2 market3

“Our third quarter financial and operational results marked another strong quarter for Insulet, and as a result of continued high demand for Omnipod 5 – both in the U.S. and globally – we are pleased to again raise guidance for the full year,” said Jim Hollingshead, President and Chief Executive Officer. “We are the leader in growing the large U.S. type 1 and type 2 diabetes markets, and we are only in the early innings of capitalizing on strong and increasing global demand. We are confident we are taking the right steps to unlock Insulet’s full potential while successfully advancing our mission to improve the lives of people with diabetes.”

2023 Outlook:

Revenue Guidance (in constant currency):

•For the year ending December 31, 2023, the Company is raising its expected revenue growth to a range of 26% to 27% (previously 22% to 25%). Revenue growth ranges by product line are:
◦Total Omnipod of 29% to 30% (previously 25% to 28%)
◦U.S. Omnipod of 37% to 38% (previously 33% to 36%)
◦International Omnipod of 9% to 10% (previously 7% to 10%)
◦Drug Delivery of (50)% to (45)% (previously (50)% to (45)%)

•For the quarter ending December 31, 2023, the Company expects revenue growth of 22% to 25%. Revenue growth ranges by product line are:
◦Total Omnipod of 22% to 25%
◦U.S. Omnipod of 28% to 31%
◦International Omnipod of 5% to 8%
◦Drug Delivery of 0% to 70% (approximately $3 million to $5 million)

Gross Margin and Operating Margin Guidance:

For the year ending December 31, 2023, the Company is raising its expected gross margin to the mid-point of the range of 66% to 67% (previously 65% to 66%), excluding income of $10.7 million (approximately 60 basis points) associated with the voluntary MDCs issued in 2022.

For the year ending December 31, 2023, the Company now expects operating margin in the range of 9% to 10%, closer to the high-end of the range (previously high-single digits), excluding income of $10.7 million noted above.

2 https://www.liebertpub.com/doi/10.1089/dia.2023.0364.
3 William H. Polonsky, PhD and Emily C. Soriano, PhD.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on November 2, 2023 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod® 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone or the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share, exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to adverse changes in general economic conditions as well as risks associated with public health crises and pandemics, government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, customers, suppliers, and employees; dependence on a principal product platform; ability to maintain and grow the Company’s customer base; ability to scale the business to support revenue growth, maintain an effective sales force and expand distribution network; ability to secure and retain adequate coverage or reimbursement from third-party payors; impact of healthcare reform laws; impact of competitive products, technological change and product innovation; ability to design, develop, manufacture and commercialize future products; inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell current product and/or commercialize future products; challenges to the future development of the Company’s non-insulin drug delivery product line; international business risks, including regulatory, commercial and logistics risks; supply problems or price fluctuations with sole source or third-party suppliers on which the Company is dependent; failure to retain key suppliers; ability to protect intellectual property and other proprietary rights and potential conflicts with the intellectual property of third parties; extensive government regulation applicable to medical devices as well as complex and evolving privacy and data protection laws; adverse regulatory or legal actions relating to the Omnipod System or future products; failure of the Company’s contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; the potential violation of anti-bribery/anti-corruption laws; breaches or failures of the Company’s product or information technology systems, including by cyberattack; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; the concentration of manufacturing operations and storage of inventory in a limited number of locations; loss of employees or inability to identify and recruit new employees; risks associated with potential future acquisitions or investments in new businesses; ability to generate sufficient cash to service indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of the Company’s common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on the Company’s ability to use net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2023 Insulet Corporation. Omnipod, Omnipod DASH and Omnipod GO are registered trademarks of Insulet Corporation. All other trademarks are the property of their respective owners. The use of third-party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per share data)	2023	2022	2023	2022
Revenue	$432.7	$340.8	$1,187.3	$935.6
Cost of revenue	139.4	152.5	388.6	347.3
Gross profit	293.3	188.3	798.7	588.3
Research and development expenses	57.8	45.0	163.0	130.7
Selling, general and administrative expenses	180.7	140.4	522.1	443.5
Operating income	54.8	2.9	113.6	14.1
Interest expense, net	(1.8)	(6.8)	(7.1)	(24.0)
Other expense, net	0.7	(1.8)	0.3	(2.6)
Income (loss) before income taxes	53.7	(5.7)	106.8	(12.5)
Income tax (expense) benefit	(1.8)	0.5	(3.8)	0.1
Net income (loss)	$51.9	$(5.2)	$103.0	$(12.4)

Net income (loss) per share:
Basic	$0.74	$(0.08)	$1.48	$(0.18)
Diluted	$0.74	$(0.08)	$1.47	$(0.18)
Weighted-average number of common shares outstanding (in thousands):
Basic	69,823	69,418	69,715	69,343
Diluted	73,624	69,418	70,111	69,343

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$685.4	$674.7
Accounts receivable, net	270.3	205.6
Inventories	410.8	346.8
Prepaid expenses and other current assets	104.6	86.9
Total current assets	1,471.1	1,314.0
Property, plant and equipment, net	649.2	599.9
Goodwill and other intangible assets, net	151.2	127.2
Other assets	196.2	210.0
Total assets	$2,467.7	$2,251.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$77.8	$30.8
Accrued expenses and other current liabilities	323.8	306.4
Current portion of long-term debt	49.8	27.5
Total current liabilities	451.4	364.7
Long-term debt, net	1,370.6	1,374.3
Other liabilities	38.2	35.7
Total liabilities	1,860.2	1,774.7
Stockholders’ equity	607.5	476.4
Total liabilities and stockholders’ equity	$2,467.7	$2,251.1

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended September 30,
(dollars in millions)	2023	2022	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$320.6	$238.1	34.6%	—%	34.6%
International Omnipod	101.4	88.0	15.2%	7.2%	8.0%
Total Omnipod	422.0	326.1	29.4%	1.9%	27.5%
Drug Delivery	10.7	14.7	(27.2)%	—%	(27.2)%
Total	$432.7	$340.8	27.0%	1.9%	25.1%

	Nine Months Ended September 30,
(dollars in millions)	2023	2022	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$856.4	$608.6	40.7%	—%	40.7%
International Omnipod	303.7	272.8	11.3%	0.3%	11.0%
Total Omnipod	1,160.1	881.4	31.6%	0.1%	31.5%
Drug Delivery	27.2	54.2	(49.8)%	—%	(49.8)%
Total	$1,187.3	$935.6	26.9%	0.1%	26.8%

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED GROSS MARGIN, OPERATING MARGIN, NET INCOME, DILUTED EPS

	Three Months Ended September 30, 2023
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net Income(4)	Diluted Earnings per Share
GAAP	$293.3	67.8%	$54.8	12.7%	$51.9	$0.74
Voluntary medical device corrections(1)	(1.9)		(1.9)		(1.9)	(0.03)
Non-GAAP	$291.4	67.3%	$52.9	12.2%	$50.0	$0.71

	Three Months Ended September 30, 2022
(dollars in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net (Loss) Income(4)	Diluted (Loss) Earnings per Share
GAAP	$188.3	55.3%	$2.9	0.9%	$(5.2)	$(0.08)
Voluntary medical device correction(1)	36.8		36.8		36.8	0.53
Non-GAAP	$225.1	66.1%	$39.7	11.6%	$31.6	$0.45

	Nine Months Ended September 30, 2023
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net Income(4)	Diluted Earnings per Share
GAAP	$798.7	67.3%	$113.6	9.6%	$103.0	$1.47
Voluntary medical device corrections(1)	(10.7)		(10.7)		(10.7)	(0.15)
Non-GAAP	$788.0	66.4%	$102.9	8.7%	$92.3	$1.32

	Nine Months Ended September 30, 2022
(dollars in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net (Loss) Income(4)	Diluted (Loss) Earnings per Share
GAAP	$588.3	62.9%	$14.1	1.5%	$(12.4)	$(0.18)
Voluntary medical device correction(1)	36.8		36.8		36.8	0.53
Legal costs(2)	—		27.3		27.3	0.39
CEO transition costs(3)	—		3.4		3.4	0.05
Non-GAAP	$625.1	66.8%	$81.6	8.7%	$55.1	$0.79

(1) Represents income resulting from an adjustment to estimated costs associated with the voluntary MDC notices issued in the fourth quarter of 2022, which is included in cost of revenue.
(2) Includes a $20.0 million charge in the second quarter of 2022 to settle patent infringement litigation with Roche Diabetes Care, Inc., associated legal fees, and an estimated liability to settle a contract dispute.

(3) Represents costs in the second quarter of 2022 associated with the retirement and advisory services of the former chief executive officer, including $2.3 million of accelerated stock-based compensation expense.

(4) The tax effect on non-GAAP adjustments is calculated based on the applicable local statutory tax rates, including any valuation allowance.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
ADJUSTED EBITDA

	Three Months Ended September 30,				Nine Months Ended September 30,
(dollars in millions)	2023	Percent of Revenue	2022	Percent of Revenue	2023	Percent of Revenue	2022	Percent of Revenue
Net income (loss)	$51.9	12.0%	$(5.2)	(1.5)%	$103.0	8.7%	$(12.4)	(1.3)%
Interest expense, net	1.8		6.8		7.1		24.0
Income tax expense	1.8		(0.5)		3.8		(0.1)
Depreciation and amortization	18.7		15.9		54.0		47.0
Stock-based compensation expense	10.5		9.0		35.7		27.4
Voluntary medical device corrections(1)	(1.9)		36.8		(10.7)		36.8
Legal costs(2)	—		—		—		27.3
CEO transition costs(3)	—		—		—		3.4
Adjusted EBITDA	$82.8	19.1%	$62.8	18.4%	$192.9	16.2%	$153.4	16.4%

(1) Represents income resulting from an adjustment to estimated costs associated with the voluntary MDC notices issued in the fourth quarter of 2022, which is included in cost of revenue.
(2) Includes a $20.0 million charge in the second quarter of 2022 to settle patent infringement litigation with Roche Diabetes Care, Inc., associated legal fees, and an estimated liability to settle a contract dispute.

(3) Represents costs in the second quarter of 2022 associated with the retirement and advisory services of the former chief executive officer, including $2.3 million of accelerated stock-based compensation expense.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

	Year Ending December 31, 2023
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	37% - 38%	—%	37% - 38%
International Omnipod	10% - 11%	1%	9% - 10%
Total Omnipod	29% - 30%	0%	29% - 30%
Drug Delivery	(50)% - (45)%	—%	(50)% - (45)%
Total	26% - 27%	0%	26% - 27%

	Three Months Ended December 31, 2023
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	28% - 31%	—%	28% - 31%
International Omnipod	8% - 11%	3%	5% - 8%
Total Omnipod	23% - 26%	1%	22% - 25%
Drug Delivery	0% - 70%	—%	0% - 70%
Total	23% - 26%	1%	22% - 25%